UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 14, 2015 Genius Brands International, Inc. (the “Company”, “we” or “our”) distributed a Chairman’s Letter to Shareholders (the “May 2015 Shareholder Letter”), which was filed with the Securities and Exchange Commission on the same date. On August 4, 2015 we were advised that our statement which read “Good Will: No impairment.  This means that our auditors having previously examined the revenue forecast we have for our properties at December 31, 2014 and measured them against our operations, agreed with us that those forecasts are solid and should not be written down or diminished” is potentially misleading.   The audit opinion included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 does not opine on revenue forecasts, including not stating or advising as to any impairment of those forecasts.  The purpose of the audits it to form an opinion on whether the information presented in our financial report, taken as a whole, reflects the financial position of our company on that date.  The opinion related to our financial statements dated March 31, 2015 did state:  “In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Brands International, Inc. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.”  Accordingly, this opinion should be applied to the financial statements of our company and not applied to any revenue forecast or company position.  Therefore, the foregoing referenced statement in the May 2015 Shareholder Letter should be disregarded.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: August 10, 2015	By: /s/ Andrew Heyward
Name: Andrew Heyward
Title: Chief Executive Officer

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